Exhibit 17(cccc)
AXA ENTERPRISE MULTIMANAGER FUNDS TRUST
SUPPLEMENT DATED DECEMBER 15, 2006, TO THE
PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION EACH DATED MARCH 1, 2006
This Supplement updates the above-referenced Prospectus and Statement of Additional Information, as supplemented, of the AXA Enterprise Multimanager Funds Trust (the “Trust”). You may obtain an additional copy of the Prospectus and Statement of Additional Information, free of charge, by writing to the Trust’s distributor, Enterprise Fund Distributors, Inc., at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326. You should read this Supplement in conjunction with the Prospectus and Statement of Additional Information and retain it for future reference.
The purpose of this Supplement is to provide you with updated information regarding investment minimums and minimum account balances in connection with certain types of accounts.
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Effective November 15, 2006, the following row in the table contained in the section of the Prospectus entitled “To open an account with AXA Enterprise Funds” under “FUND SERVICES — It’s Easy to Open an Account”:

		Minimum for Subsequent
Type of Account	Minimum to Open an Account*	Investments*
Accounts established in a wrap program with which the AXA Enterprise Funds, AXA Equitable or the Distributor has an agreement.	$1000	$50
shall be replaced, in its entirety with the following:

Minimum for Subsequent
Type of Account	Minimum to Open an Account*	Investments*
Certain fee-based programs with which the AXA Enterprise Funds, AXA Equitable or the Distributor has an agreement.	No minimum requirement.	No minimum requirement.
Effective November 15, 2006, the following bullet point contained in the section of the Statement of Additional Information entitled “Automatic Investment Plan” under “PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED”:
•	Accounts established in a broker/dealer wrap program with which the funds, its Manager or is Distributors, have an agreement. Such accounts will be subject to a $1,000 minimum for each Fund.
shall be replaced, in its entirety with the following:
•	Accounts established in a wrap program with which the funds, its Manager or is Distributors, have an agreement. Such accounts will not be subject to a $1,000 minimum investment requirement.
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